Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Third Quarter Results

Kansas City, Mo., October 19, 2021. Kansas City Southern (KCS) (NYSE:KSU) reported revenues of $744.0 million, an increase of 13% from third quarter 2020. Overall, carload volumes were down 3% compared to prior year primarily due to the following commercial impacts:

•Auto plant shutdowns driven by a global microchip shortage;
•Service interruptions at Lazaro Cárdenas due to KCSM right-of-way blockages resulting from teachers' protests; and
•Increased regulation of refined fuel product shipments into Mexico resulting in supply chain disruptions.

Third Quarter 2021

Third quarter revenues were $744.0 million, an increase of 13% primarily resulting from mix, higher fuel surcharge, and the strengthening of the Mexican peso against the U.S. dollar.

Third quarter operating expenses were $492.1 million, including $36.5 million in merger costs. Operating income was $251.9 million and the reported operating ratio was 66.1%. Third quarter net income was $156.5 million, or $1.71 per diluted share. Adjusted third quarter operating income, operating ratio, net income, and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended September 30, 2021
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$251.9	66.1%	$156.5	$1.71
Merger Costs	36.5	(4.9)%	28.2	0.31
Other Adjustments, Net	—	—	0.3	—
Adjusted Operating Results (non-GAAP)	$288.4	61.2%	$185.0	$2.02

See following pages for reconciliations to GAAP

“We are encouraged that despite several commercial headwinds, our network is performing extremely well and we are delivering near record velocity and dwell,” stated Patrick J. Ottensmeyer, KCS president and chief executive officer. "Underlying industrial demand is strong, and KCS has maintained resources to prioritize customer service as volumes return to the network. As certain supply chain disruptions are resolved and our revenue environment improves, our network will be well-positioned to handle incremental volume while continuing to provide premium service to our customers.

“We are also very pleased to have announced our combination with Canadian Pacific, creating the first single-line rail network linking the U.S., Mexico and Canada. This historic combination will enhance competition, create new options for customers, and support economic growth in North America."

For more information on the transaction and the benefits it is expected to bring to the full range of stakeholders, visit FutureForFreight.com.

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying third quarter 2021 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to
Adjusted Diluted Earnings per Share	Three Months Ended September 30, 2021
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$216.7	$60.2	$156.5	$1.71
Adjustments for:
Merger costs	36.5	8.3	28.2	0.31
Foreign exchange loss	0.5	0.2	0.3	—
Adjusted	$253.7	$68.7	185.0
Less: Noncontrolling interest and preferred stock
dividends			(0.4)
Adjusted net income available to common
stockholders - see (a) below			$184.6	$2.02

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

	Three Months Ended September 30, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$238.7	$48.5	$190.2	$2.01
Adjustments for:
Restructuring charges	0.5	0.1	0.4	—
Foreign exchange gain	(7.7)	(2.3)	(5.4)	(0.05)
Foreign exchange component of income taxes	—	(0.3)	0.3	—
Adjusted	$231.5	$46.0	185.5
Less: Noncontrolling interest and preferred stock
dividends			(0.5)
Adjusted net income available to common
stockholders - see (a) below			$185.0	$1.96

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Nine Months Ended
Operating Expenses	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses as reported	$492.1	$388.1	$2,126.3	$1,198.5
Adjustment for merger costs	(36.5)	—	(776.6)	—
Adjustment for restructuring charges	—	(0.5)	—	(17.0)
Adjusted operating expenses - see (b) below	$455.6	$387.6	$1,349.7	$1,181.5

Operating income as reported	$251.9	$271.5	$73.2	$740.7
Adjusted operating income - see (b) below	288.4	272.0	849.8	757.7

Operating ratio (c) as reported	66.1%	58.8%	96.7%	61.8%
Adjusted operating ratio - see (b) and (c) below	61.2%	58.8%	61.4%	60.9%

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Investor Conference Call and Webcast
KCS will also hold its third quarter 2021 earnings conference call on Tuesday, October 19, 2021 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10152592. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited to: the merger with Canadian Pacific Railway Limited ("CP") is subject to various closing conditions and there can be no assurances as to whether and when it may be completed; failure to complete the Company’s merger with CP could negatively impact the Company’s stock price and future business and financial results; Company’s stockholders cannot be sure of the value of the merger consideration they will receive from CP in the merger; lawsuits may be filed against the Company and/or CP challenging the transactions contemplated by the merger between, among others, the Company and CP; the shares of CP common stock to be received by the Company’s stockholders upon completion of the merger will have different rights from shares of the Company’s common stock; after completion of the merger, CP may fail to realize the projected benefits and cost savings of the merger; public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic (including its variants) and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; North American and global economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; changes in business strategy and strategic opportunities; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; the satisfaction of by third parties of their obligations; fluctuation in prices or availability of key materials, fluctuations in commodity demand; in particular diesel fuel; access to capital; sufficiency of budgeted capital expenditures in carrying out business plans; services infrastructure; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2020, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues	$744.0	$659.6	$2,199.5	$1,939.2
Operating expenses:
Compensation and benefits	133.3	117.4	391.2	354.6
Purchased services	51.4	47.3	161.0	145.2
Fuel	78.0	50.8	227.9	165.2
Equipment costs	19.6	23.9	64.8	63.9
Depreciation and amortization	90.5	89.2	273.7	267.9
Materials and other	82.8	59.0	231.1	184.7
Merger costs	36.5	—	776.6	—
Restructuring charges	—	0.5	—	17.0
Total operating expenses	492.1	388.1	2,126.3	1,198.5
Operating income	251.9	271.5	73.2	740.7
Equity in net earnings (losses) of affiliates	3.8	(1.3)	13.2	(0.1)
Interest expense	(39.0)	(39.5)	(117.1)	(111.8)
Foreign exchange gain (loss)	(0.5)	7.7	(1.0)	(44.0)
Other income, net	0.5	0.3	0.7	2.5
Income (loss) before income taxes	216.7	238.7	(31.0)	587.3
Income tax expense	60.2	48.5	37.1	134.5
Net income (loss)	156.5	190.2	(68.1)	452.8
Less: Net income attributable to noncontrolling interest	0.3	0.4	1.2	1.5
Net income (loss) attributable to Kansas City Southern and subsidiaries	156.2	189.8	(69.3)	451.3
Preferred stock dividends	0.1	0.1	0.2	0.2
Net income (loss) available to common stockholders	$156.1	$189.7	$(69.5)	$451.1

Earnings (loss) per share:
Basic earnings (loss) per share	$1.72	$2.02	$(0.76)	$4.76
Diluted earnings (loss) per share	$1.71	$2.01	$(0.76)	$4.74

Average shares outstanding (in thousands):
Basic	90,806	93,876	90,777	94,672
Effect of dilution	566	504	—	477
Diluted	91,372	94,380	90,777	95,149

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Third Quarter 2021 and 2020

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Third Quarter		%	Third Quarter		%	Third Quarter		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Chemical & Petroleum
Chemicals	$71.0	$60.1	18%	27.0	24.3	11%	$2,630	$2,473	6%
Petroleum	93.7	95.1	(1%)	41.8	48.5	(14%)	2,242	1,961	14%
Plastics	39.4	36.7	7%	18.1	18.7	(3%)	2,177	1,963	11%
Total	204.1	191.9	6%	86.9	91.5	(5%)	2,349	2,097	12%

Industrial & Consumer Products
Forest Products	71.6	59.6	20%	26.7	25.3	6%	2,682	2,356	14%
Metals & Scrap	54.1	41.5	30%	30.6	25.6	20%	1,768	1,621	9%
Other	33.3	25.3	32%	21.7	22.8	(5%)	1,535	1,110	38%
Total	159.0	126.4	26%	79.0	73.7	7%	2,013	1,715	17%

Agriculture & Minerals
Grain	87.0	74.6	17%	40.4	37.8	7%	2,153	1,974	9%
Food Products	35.4	38.2	(7%)	13.1	15.3	(14%)	2,702	2,497	8%
Ores & Minerals	7.5	5.5	36%	9.7	7.7	26%	773	714	8%
Stone, Clay & Glass	9.9	7.0	41%	3.9	3.2	22%	2,538	2,188	16%
Total	139.8	125.3	12%	67.1	64.0	5%	2,083	1,958	6%

Energy
Utility Coal	45.8	28.9	58%	45.6	32.9	39%	1,004	878	14%
Coal & Petroleum Coke	12.8	10.2	25%	15.4	13.5	14%	831	756	10%
Frac Sand	4.0	2.3	74%	3.0	2.0	50%	1,333	1,150	16%
Crude Oil	12.0	5.4	122%	9.4	3.1	203%	1,277	1,742	(27%)
Total	74.6	46.8	59%	73.4	51.5	43%	1,016	909	12%

Intermodal	86.9	89.1	(2%)	231.6	264.7	(13%)	375	337	11%

Automotive	40.1	48.5	(17%)	22.4	32.1	(30%)	1,790	1,511	18%

TOTAL FOR COMMODITY GROUPS	704.5	628.0	12%	560.4	577.5	(3%)	$1,257	$1,087	16%

Other Revenue	39.5	31.6	25%

TOTAL	$744.0	$659.6	13%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date September 30, 2021 and 2020

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Chemical & Petroleum
Chemicals	$196.4	$174.8	12%	76.4	70.1	9%	$2,571	$2,494	3%
Petroleum	361.8	261.5	38%	161.9	131.7	23%	2,235	1,986	13%
Plastics	109.7	112.7	(3%)	53.6	56.2	(5%)	2,047	2,005	2%
Total	667.9	549.0	22%	291.9	258.0	13%	2,288	2,128	8%

Industrial & Consumer Products
Forest Products	191.9	186.3	3%	75.0	76.9	(2%)	2,559	2,423	6%
Metals & Scrap	151.4	144.2	5%	85.2	80.4	6%	1,777	1,794	(1%)
Other	94.3	75.5	25%	65.5	67.8	(3%)	1,440	1,114	29%
Total	437.6	406.0	8%	225.7	225.1	—	1,939	1,804	7%

Agriculture & Minerals
Grain	250.6	216.5	16%	116.8	106.2	10%	2,146	2,039	5%
Food Products	109.0	119.9	(9%)	41.6	47.0	(11%)	2,620	2,551	3%
Ores & Minerals	18.8	16.6	13%	24.7	22.4	10%	761	741	3%
Stone, Clay & Glass	25.7	21.2	21%	10.6	9.2	15%	2,425	2,304	5%
Total	404.1	374.2	8%	193.7	184.8	5%	2,086	2,025	3%

Energy
Utility Coal	108.7	75.7	44%	122.2	87.7	39%	890	863	3%
Coal & Petroleum Coke	35.2	31.3	12%	42.5	43.0	(1%)	828	728	14%
Frac Sand	11.6	7.8	49%	9.0	6.6	36%	1,289	1,182	9%
Crude Oil	31.1	27.6	13%	24.4	15.9	53%	1,275	1,736	(27%)
Total	186.6	142.4	31%	198.1	153.2	29%	942	930	1%

Intermodal	259.3	241.3	7%	714.7	689.3	4%	363	350	4%

Automotive	133.6	118.0	13%	76.5	75.9	1%	1,746	1,555	12%

TOTAL FOR COMMODITY GROUPS	2,089.1	1,830.9	14%	1,700.6	1,586.3	7%	$1,228	$1,154	6%

Other Revenue	110.4	108.3	2%

TOTAL	$2,199.5	$1,939.2	13%